                                                                   EXHIBIT 10.35

                                  [LETTER HEAD]

      November 30, 1999

      Mr. Jon B. Wisda
      Vice President, Software Development
      XCare.net
      6400 South Fiddler's Green Circle
      Suite 540
      Englewood, CO 80111

      Dear Jon:

      XCare.net hereby provides this Authorization to Proceed (ATP) with efforts in support of the Munshee.com project. Decision Consultants, Inc., shall perform in accordance with the Proposal for Services dated November 22, 1999 to be attached hereto as Attachment A of this ATP.

      This ATP shall be effective on December 6, 1999, and shall terminate on March 31, 2000, unless extended or terminated in writing by XCare.net. This project will be billed on a Time & Materials basis through the end of the Deployment Phase of this project, which is currently expected to be completed no later than March 31, 2000. The blended hourly rate for this project will be $120 per hour, which will increase to $180 per hour for subsequent work. Travel expenses related to bringing DC1 resources to Denver will not be reimbursable for this project. Decision Consultants, Inc. is not authorized to expend any effort, including incurring any costs or expenses, beyond that described and detailed in the Proposal for Services without the written consent of XCare.net.

      Please acknowledge acceptance of this ATP by signing this letter below and returning a FAX copy to Brian Fulton, Business Development Manager, 303-466-4370.

      If you have any questions with respect to this ATP, please call Brian Fulton at 303-4663124.

      Sincerely,

      /s/ BRIAN FULTON
      ----------------------------
      Brian Fulton
      Business Development Manager
      Decision Consultants, Inc.

ACCEPTED BY:

XCare.net

By:     /s/ JON B. WISDA
        ------------------------------------

Name:   Jon B. Wisda
        ------------------------------------

Title:  Vice President, Software Development
        ------------------------------------

Date:   November 30, 1999
        ------------------------------------

                          CONSULTING SERVICES AGREEMENT

      This Consulting Services Agreement (this "Agreement") is made and entered into as of the 29th day of November, 1999 by and between DECISION CONSULTANTS, INC., a Michigan corporation ("DCI"), and XCARE.NET a Delaware corporation ("Client").

                             BACKGROUND OF AGREEMENT

      DCI is in the business of, among other things, managing information technology projects and providing various information technology services and enterprise wide solutions. Client is interested in having DCI provide Client with such services, and DCI desires to provide such services to Client, all pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

      1.    Performance of Services.

            1.1 The various information technology services ("Services"), and software code, written documentation and other work product ("Work Product"), to be provided from time to time hereunder shall be described in statements of work (each a "Statement of Work"), to be approved by DCI and Client. Each Statement of Work shall set forth a description of the Services and Work Product to be provided, including the provision of service objective, deliverable(s), time for the project commencement, project management activities, status communication and completion (the Services and Work Product to be provided under each individual Statement of Work are hereafter a "Project"). Each Statement of Work shall be deemed to be an addendum to this Agreement and, except as otherwise provided in the Statement of Work, all of the provisions hereof shall be applicable to such Statement of Work. In the event of a specific conflict between the Statement of Work and a provision of this Agreement, the Statement of Work shall control.

            1.2 DCI shall provide employees, contractors and approved subcontractors (collectively, "DCI Personnel"), who shall be qualified to perform the Services and deliver Work Product in a timely manner pursuant to the standards set forth in this Agreement. Should the performance of any DCI Personnel assigned to any Project not meet the standards of performance in this Agreement, upon the mutual agreement of Client and DCI, DCI shall replace that person as soon as reasonably practical.

            1.3 DCI may utilize contractors or subcontractors to perform any part of its obligations under this Agreement, provided that DCI shall (a) obtain the consent of

Client which shall not be unreasonably withheld, and (b) be responsible for the supervision and management of its contractors or subcontractors and their performance. All contractors shall be required to sign appropriate documentation protecting Client's rights in this Agreement with regard to infringement of intellectual property nights, ownership of Services and confidentiality.

            1.4 DCI will appoint a project manager for each Project whose duties shall include, without limitation, (i) management of all Services and Work Product to be delivered under the applicable Statement of Work, (ii) supervision of all personnel assigned to the Project, (iii) acting as a liaison between Client and DCI, and (iv) reviewing for accuracy all invoices prior to sending to Client.

            1.5 All work performed by DCI's Personnel shall be competent and in accordance with applicable industry standards and any specifications pertinent to the Services and Work Product contained in any Statement of Work.

            1.6 While performing Services at the Client's facilities, DCI's Personnel shall abide by all of Client's written safety, security and office rules and procedures which have been delivered to DCI. For Services being performed at the Client's facilities, the Client shall provide DCI's Personnel with necessary access to its facilities and appropriate office space, computers, phones, printing, faxing, copying and similar office services. If required by the Project, Client shall be responsible for providing, at its cost, a satisfactory communications link (such as dial-up access or a dedicated communications line) between its facilities and the applicable DCI facility. Client shall provide DCI's Personnel with access and necessary log-in identifications for its mainframe environment and local area network, as applicable.

            1.7 Client shall provide its own personnel and third party contractors to work along with DCI's Personnel, as required, and otherwise shall provide necessary cooperation so that the Client's goals and requirements in the Statement of Work can be achieved and the Project can otherwise be completed successfully and in accordance with the Statement of Work.

      2.    Term/Termination.

            2.1 This Agreement shall continue in effect until terminated as herein provided. Either party shall have the night to terminate any particular Statement of Work or this Agreement in the event of a material breach of the other party's obligations in this Agreement or the Statement of Work upon thirty
(30) days prior written notice thereof, unless during such thirty (30) day period, any such breach is cured or remedied. The Client shall remain responsible for the compensation due for all Services and Work Product provided under the applicable Statement of Work until the effective date of termination.

            2.2 At such time that there are no Statements of Work or change requests outstanding, this Agreement may be terminated by either party by providing the other party with written notice thereof.

            2.3 Notwithstanding the termination of this Agreement, those obligations intended to survive termination of this Agreement shall remain in full force and effect and all rights as pertain thereto, shall remain in force until their expiration, if any, including but not limited to obligations concerning payment, ownership of services, confidentiality and non-solicitation of personnel. Further, all representations, warranties and indemnification obligations in this Agreement and the provisions concerning intellectual property, limitations of liability, choice of law and arbitration shall also survive the termination of this Agreement until their expiration, if any.

      3. Payment Terms. With respect to each Project, DCI shall be paid on a time and materials basis or as set forth in the applicable Statement of Work. DCI will invoice Client for Services performed, deliverables or materials provided and expenses incurred in such time intervals as are provided in the applicable Statement of Work. Client shall pay each invoice within thirty (30) days. The Client shall be responsible for the payment of any sales or use taxes applicable as a result of the Services and Work Product provided hereunder. In the event invoices are not timely paid, DCI shall be entitled to collect interest on the outstanding amounts at the rate of 1.5% per month and Client shall be liable for DCI's cost, fees and expenses (including attorney and expert fees and expenses), incurred in connection with DCI's efforts to collect the amounts due.

            DCI shall be reimbursed for its necessary expenses incurred in the performance of the Services and creation of Work Product, in accordance with the expense reimbursement policy as expressed in the applicable Statement of Work.

            DCI shall, during the term of this Agreement, and for a period of three years thereafter, maintain adequate records indicating in sufficient detail, the work performed by DCI's Personnel under this Agreement. Client shall have the right upon reasonable notice, to be exercised not more than two times per year, to review and inspect such records.

      4. Change Requests. Change requests to a Statement of Work may be initiated by the Client or DCI Change requests shall be documented in a clear and concise manner on a form to be agreed upon between the parties, and to the extent possible, shall contain a good faith estimate of the additional expense, schedule change and/or other impact as a result of the proposed change. No work will be performed pursuant to a change request until it has been approved in writing by both parties. A record of all agreed upon change requests shall be maintained. Should there be a conflict among this Agreement, the applicable Statement of Work or any agreed upon change requests, the change request shall govern.

      5. Ownership of Services. DCI acknowledges that the Services and Work Product provided for Client and all inventions and processes, products or services held as trade secrets, inventions for which applications for patents may be filed in any country or written data and software and any other works of authorship that are protectable by copyright shall be considered, "works made for hire" within the meaning of applicable United States law and shall be the sole and exclusive property of Client. To the extent any of the foregoing are not works made for hire, DCI hereby assigns, transfers and sets over to Client, all ownership interest in the foregoing and agrees to execute all documents reasonably requested by Client confirming such ownership and at the expense of Client, take such other actions reasonably requested in connection therewith. Notwithstanding the foregoing, any DCI tools, techniques, processes, generalized ideas, concepts, knowhow, methods or skills, including any of the foregoing gained or learned during the course of any Project, shall be and remain the sole property of DCI, subject to DCI's confidentiality obligations in Section 10 hereof DCI hereby grants to Client a nonexclusive, non-transferable, world-wide permanent paid-up license to make, have made, use, have used, reproduce and modify such development techniques, processes, techniques, concepts and tools as the same are incorporated into DCI's Work Product for Client, only for the purpose of Client's internal use.

      6. Standards of Performance/Warranties. Except as set forth in Section 7 hereof, all of DCI's warranties in connection with the Services and Work Product shall be as follows:

            6.1 DCI warrants that DCIs Personnel will be qualified, competent, experienced, trained personnel as required by the Statement of Work and such Services shall be of professional quality and conform to generally accepted industry practices.

            6.2 All DCI work shall be subject to acceptance by Client. For purposes of this Agreement, DCI's Services and Work Product shall be "Accepted" if such Services have been performed substantially in accordance with the standards set forth in Section 6.1 above, are consistent with any specifications set forth IN any applicable Statement of Work and all Work Product is substantially free of defects and conforms to the specifications set forth in an applicable Statement of Work. After completion of the Services or any portion of such Services, or any Work Product, Client shall have a period of thirty (30) days to review and test such Services or Work Product and unless such Services or Work Product are rejected within such thirty (30) day period, such Services shall be deemed Accepted. Each Statement of Work shall detail the timing of testing of DCI's Services and Work Product.

            6.3 Far a period of sixty (60) days after acceptance of Services or Work Product, DCI warrants that such Services or Work Product shall be substantially free from defects and shall operate in accordance with the specifications set forth in the applicable Statement of Work and DCI shall, without additional cost and expense to Client, furnish necessary labor, services or software to cause the Services or Work Product to be substantially defect free and to operate in accordance with the specifications in any applicable Statement of Work. DC1 hereby also warrants that all date-related functions in connection with its Services and Work Product, where applicable, will be Year 2000 Compatible. "Year 2000 Compatible" means that the Work Product, without causing failures in software, firmware or hardware and without leading to invalid or incorrect results during normal operating of the Work Product, without affecting performance of the Work Product with respect to historical data prior to the year 2000, and without changing the manner of performance, including time of performance, (i) properly recognizes, uses and indicates dates in the Year 2000 and beyond as both input and output, including without limitation, in any calculation of dates or length of time in the same century or in multiple centuries, and (ii) conforms to proper leap year calculations for the year 2000.

            6.4 DCI also warrants that no part of any Work Product due under any Project, when delivered, shall contain any computer virus or other contaminants, including any codes or instructions that may be used to access, modify, delete, damage or disable Client's computer system, which shall include, but not be limited to, security or expiration codes.

            6.5 DCI's warranty obligations are subject to Client notifying DCI in writing of any defect, in a detailed written description, within the warranty period. DCI shall not be responsible for warranty claims arising from Client's accident, misuse, neglect, alteration of any Services or any Work Product, or defects arising from adjustment, support or other impact on Services or any Work Product made by third parties, unauthorized testing, use not within specifications or any other cause not arising out of defects in material or workmanship. DCI shall not be responsible for any warranty with respect to hardware and software supplied by a third party. In the event DCI is purchasing third party hardware and software for a particular Statement of Work, DCI will take such steps as to assign the manufacturer's warranty to Client.

      7. Infringement of Intellectual Property Rights. DCI represents and warrants that neither the Services nor any Work Product will infringe or violate any patents, copyrights, trademarks, trade secrets or other proprietary rights of any third party. All Services and Work Product provided by DCI shall be original. In the event that a claim is made against Client that any of the Services or any Work Product violate any third party intellectual property rights, Client shall promptly notify DCI and DCI shall have the right to control the defense or settlement of any such third party claim at its expense. Client shall cooperate with DC1 in connection with any such claim. Should any such Services or Work Product be found to constitute infringement of any third party's intellectual property rights and an injunction issues prohibiting use thereof, DC1 shall, at its option, either (a) secure for Client the right to use such infringing item by means of license or other permission, (b) replace the infringing aspect of the Services or Work Product with a non-infringing substitute of substantially equivalent functionality, or (c) modify such infringing Services or Work Product so that it becomes non-infringing. If DCI is unable to accomplish any of the foregoing, the Services or Work Product shall be returned to DCI and DCI shall refund to Client the full amount paid for such Services or Work

Product. DCI's obligation under this Section, and under the indemnity provided in Section 11 shall not apply to any infringement arising out of Services or Work Product utilized by Client in a manner inconsistent with the specifications set forth in any applicable Statement of Work or any alteration, modification or revision of the Services or Work Product.

      8. WARRANTY LIMITATIONS. THE WARRANTIES SET FORTH EN SECTIONS 6 AND 7 ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESSED, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

      9. LIMITATIONS ON LIABILITY. DCI'S LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF FEES RECEIVED BY DCI UNDER THE APPLICABLE STATEMENT OF WORK. IN NO EVENT SHALL DCI BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, REVENUE OR DATA, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

      10. Confidentiality. In connection with any particular Project, DCI and Client may provide each other with confidential information and trade secrets, including without limitation, information on their respective organization, business, finances, personnel, services, systems, pricing structure, proprietary products and processes, transactions and/or business relations (collectively, the "Information"). The term "Information" shall not include (i) information generally available to the public through no fault of the other party, (ii) information which the other party had already had knowledge of, (iii) information which has become part of the public domain through no fault of a party, and (iv) information ordered to be disclosed by subpoena, other legal process or requirement of law. Each party agrees to retain in confidence at all times and to require its employees, consultants, professional representatives and agents to retain in confidence all Information disclosed to each other. The only permitted use of any Information shall be in connection with the performance of the Services or the creation of Work Product. Upon request by Client, at the conclusion of the performance of any Services, DCI shall promptly return to Client all documents, materials or written Information obtained in connection with its Services.

      11.   Indemnity.

            11.1 DCI agrees to indemnify, defend and hold Client harmless against any loss, cost, damage or expense (including reasonable attorney's fees) incurred by Client as a result of (i) DCI's infringement of any third party intellectual property as provided in Section 7, (ii) claims against Client for bodily injury or property damage caused by DCI's Personnel, (iii) any breach by DCI of its obligations of confidentiality contained in Section 10, and (iv) claims against Client from DCI's Personnel with respect to DCI's obligation for the payment of wages or other compensation, insurance coverage, taxes or expenses as provided in Section 12 hereof.

            11.2 Client hereby agrees to indemnify, defend and hold DCI harmless against any loss, cost, damage or expense (including reasonable attorney's fees), arising out of Client's breach of its obligations of confidentiality as set forth in Section 10 hereof.

            11.3 The provisions of this Section 11 shall survive termination of this Agreement for a period of one (1) year.

      12. Relationship of the Parties. It is understood and agreed that DCI will provide the Services and Work Product to Client as an independent contractor and neither DCI nor any of DCI's Personnel shall be considered an agent or employee of Client. No relationship of employer/employee shall result from the execution of this Agreement or from the performance of any Services hereunder. DCI acknowledges and agrees that nothing herein shall entitle or render DCI, or DCI's Personnel, eligible to participate in any benefits or privileges provided by Client for its employees. As an independent contractor, DCI acknowledges that it is solely responsible for providing its own insurance coverage, including but not limited to, unemployment compensation and workers compensation to its employees, and that such coverage shall be maintained by DCI within the statutory limits which are presently in effect or which may be in effect in the applicable jurisdictions. DCI acknowledges and agrees that it is solely responsible for payment of wages and other compensation and for compliance with all applicable federal, state and local payroll tax requirements in connection with Services rendered by DCI's Personnel and that these are not the responsibility of Client.

      13. Insurance; Limitation of Liability for Personal Injury. DCI shall maintain (i) comprehensive general liability and property damage insurance with limits of $1,000,000 per each occurrence with a general aggregate of $2,000,000 and (ii) comprehensive automobile liability insurance with a combined single limit of $1,000,000 per occurrence. Upon request of Client, DCI shall name Client as a loss payee and/or additional insured in its policies of general liability and property damage coverage and shall provide a certificate evidencing such insurance. The certificate of insurance shall also provide that DCI shall not cancel or amend such insurance coverage without Client first being notified at least ten (10) days prior to such cancellation or amendment.

      14. Force Majeure. DCI shall not be deemed to be in default of any provision of this Agreement or any Statement of Work, nor be liable for any delay, failure in performance or interruption of services, resulting directly or indirectly from acts of God, embargoes, quarantines, civil or military authority, civil disturbance, insurrection, war, other catastrophes or any such other cause beyond its control; provided, however, that DCI shall exercise reasonable efforts to remedy any such cause of delay or cause preventing performance.

      15. Non-Solicitation of Personnel. Each of the parties hereto covenants and agrees that it shall not, during the term of any applicable Statement of Work, and for a period of eighteen (18) months after the termination of any applicable Statement of Work, regardless of the reason for termination, directly or indirectly, employ, engage, contract with or in any other way utilize or solicit or make any offers for the services of any of the other party's employees, contractors or other personnel who provides Services or Work Product for the Project(s) described in the applicable Statement of Work during the term of their employment or engagement with such party or within six (6) months after such employment or engagement ends.

      16. Equitable Remedies. In the event of a violation or threatened violation of the covenants and agreements contained in Sections 5, 10 and 15 hereof, the aggrieved party, in addition to and not in limitation of any other rights, remedies or damages available at law or in equity, shall be entitled to equitable relief in a court of equity, including a temporary and permanent injunction against the other, or such other equitable relief as may be appropriate, including an order of specific performance.

      17. Arbitration. The parties hereto will attempt to settle any claim or controversy arising out of or relating to this Agreement or any Statement of Work by consultation and negotiation in good faith and a spirit of mutual cooperation. However, at any time before or during such negotiations, or following any unsuccessful negotiations, either party may, by written notice to the other, demand that the dispute be submitted to arbitration. Except as provided in Section 16 above, any claim or controversy arising out of or relating to this Agreement or any breach thereof shall be settled by arbitration. The venue for any such arbitration shall be in the state of Colorado. Except as expressly set forth herein, all proceedings under this Section shall be undertaken in accordance with the rules of the American Arbitration Association ("AAA"), then in force. Only individuals who are (i) lawyers engaged full-time in the practice and (ii) on the AAA register of arbitrators shall be selected as an arbitrator. There shall be one arbitrator who shall be chosen in accordance with the rules of the AAA. The parties to the arbitration shall be permitted to obtain discovery from each other in accordance with the federal rules of civil procedure. Any disputes concerning the scope of discovery requests or the compliance thereof shall be decided by the arbitrator. As soon as practicable after the conclusions of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusion of law. Judgment upon the written award may be entered and enforced in any court of competent jurisdiction. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable and shall be a condition precedent to any legal or equitable action that any party hereunder may contemplate against another party hereunder except to compel arbitration pursuant hereto (or as noted in Section 16 above). The arbitrator shall have the power to require the non-prevailing party to pay his fees and the fees of the arbitration and the prevailing party's legal fees and expert's fees. If in his opinion there is no prevailing party, the arbitrator's and arbitration fees and expenses will be borne equally by the parties thereto and each party shall pay its own legal fees and expert's fees.

      18.   Miscellaneous Provisions.

            18.1 Notices. Any notice, request, consent, demand, offer, acceptance or other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if personally delivered, or if mailed by registered or certified mail, postage prepaid, return receipt requested (and shall be deemed delivered on the date received for delivery by the Postal Service whether or not accepted), or by telefax, telecopier, electronic mail or similar transmission on the date received (provided there is verification of delivery), or by overnight delivery service, charges prepaid, on the date received, addressed to the parties hereto at their respective addresses as follows:

                  (a)   If to DCI:

                           Decision Consultants, Inc.
                           350 Interlocken Blvd.
                           Suite 200
                           Broomfield, CO 80021
                           Attention:    Brian R. Fulton
                           Fax No.:      303-466-4370
                           e-mail:       brian.fulton@dcicorp.com

                  (b)   If to Client:

                           XCare.net
                           6400 South Fiddler's Green Circle
                           Suite 540
                           Englewood, CO 80111
                           Attention:    Jon B. Wisda
                           Fax No.:      303-488-9705
                           e-mail:       jwisda@xcare.net

or to such other address or addresses and to the attention of such other person or persons as either of the parties hereto may notify the other in accordance with the provisions of this Agreement.

            18.2 No Third-Party Beneficiaries. There are no third-party beneficiaries of this Agreement or of the transactions contemplated hereby and nothing contained herein shall be deemed to confer upon any one other than the parties hereto (and their respective successors and permitted assigns), any right to insist upon or to enforce to perform any of the obligations contained herein.

            18.3 Supplemental Documents. The parties hereto agree to execute any further instruments and shall perform any acts which are or may become necessary to effectuate the terms of this Agreement.

            18.4 Entire Agreement. This Agreement (together with the Statements of Work, agreements, certificates, instruments and any other documents referred to herein), sets forth all of the promises, covenants, agreements, conditions and understandings between the parties hereto, with respect to the subject matter hereof, and supersedes all prior and contemporaneous writings (including requests for proposals and responses thereto), agreements and understandings, inducements or conditions pertaining thereto, expressed or implied, oral or written, except as contained herein.

            18.5 Headings. The section headings in this Agreement and the Background of this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement.

            18.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, this Agreement may not be assigned in whole or in part without the prior written consent of the other party; provided, however, this Agreement may be assigned by DCI to a purchaser of substantially all of the assets of DCI or the survivor of a merger of DCI and another entity or any other such successor of DCI's business.

            18.7 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Michigan, notwithstanding any conflicts of laws, doctrines of such states or other jurisdictions to the contrary.

            18.8 Amendments. No amendment, alteration or modification of this Agreement shall be valid unless each such instance, amendment, alteration or modification is expressed in a written instrument duly executed by both parties hereto.

            18.9 No Waiver. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of such term, covenant or condition, but the obligations of the parties, with respect thereto, shall continue in full force and effect.

            18.10 Unenforceable Provisions. It is the agreement of the parties that in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this

Agreement shall be construed as such or unenforceable provisions had never been contained herein. In case any one or more of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject matter, such provision shall be construed by limiting and reducing it as determined by a court of competent jurisdiction, so as to be enforceable only to the extent compatible with applicable law.

                18.11 Counterparts. This Agreement may be executed in any number of counterparts, which when taken together shall constitute an original document.

         IN WITNESS WHEREOF, the parties hereto have caused this Consulting Services Agreement to be executed as of the day and year first above written.

                                        DECISION CONSULTANTS, INC.


                                        By: /s/ DAVE BERRY
                                        -----------------------------------
                                        Name:  Dave Berry
                                        Title: Managing Director


                                        XCARE.NET


                                        By: /s/ JON B. WISDA
                                        -----------------------------------
                                        Name:   Jon B.Wisda
                                        Title:  Vice President, Software
                                                Development